SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2003

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations	212-836-2674
Office of the Secretary	412-553-4707

(Registrant’s telephone number, including area code)

Item 5.    Other Events and Required FD Disclosure.

Alcoa Inc. (“Alcoa”) announced today that it had reached an agreement in principle with Camargo Correa Group (“Camargo Group”) to acquire their 40.9% shareholding in Alcoa’s South American operations, which they have held since 1984. Alcoa will issue to the Camargo Group $410 million of Alcoa common stock, which equates to approximately 18 million shares, in exchange for the Camargo Group’s holdings. Additional consideration tied to future performance of the acquired entities over the next five years could apply, but would be limited by any appreciation in Alcoa’s stock price. A copy of the press release is filed herewith as Exhibit 99 and is hereby incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99	Press release, dated May 5, 2003, issued by Alcoa Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/S/ RICHARD B. KELSON
Richard B. Kelson
Executive Vice President and
Chief Financial Officer

Dated: May 5, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press release, dated May 5, 2003, issued by Alcoa Inc.

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